 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

On April 27, 2011, United Bancshares, Inc. (the “Corporation”) held its annual shareholders’ meeting at its corporate headquarters in Columbus Grove, Ohio.  At the meeting, the following two items were voted on by the shareholders of the Corporation:

1.

The election of seven directors to serve until the 2012 Annual Meeting; and

2.

The ratification of the appointment of Clifton Gunderson LLP as the independent registered public accounting firm for the Corporation.

Proposal 1 – Election of Directors

The shareholders elected the following nominees for director at the meeting by the votes indicated below:

FOR

         WITHHELD

Robert L. Benroth

1,961,000

  77,687

Robert L. Dillhoff

1,940,678

  97,725

James N. Reynolds

1,894,053

144,635

H. Edward Rigel

1,919,169

119,518

David P. Roach

1,909,727

128,677

Daniel W. Schutt

1,913,705

124,982

R. Steven Unverferth

1,976,076

  62,612

In addition to the votes reported above, there were 581,650 broker non-votes on the proposal for the election of directors.

Proposal 2 - Ratifying the appointment of Clifton Gunderson LLP as the independent registered public accounting firm for the Corporation

At the meeting, the shareholders ratified the appointment of Clifton Gunderson LLP as the independent registered public accounting firm for the Corporation by the votes indicated below:

FOR

2,513,060

AGAINST

     34,496

ABSTAINED

     72,782

There were no broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: May 2, 2011	By: /s/Brian D. Young
Brian D. Young Executive VP, CFO & Treasurer